UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): March 12, 2014
Philip Morris International Inc. (Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York		10017-5592
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) Departure of Directors. Philip Morris International Inc. announced that Mathis Cabiallavetta and J. Dudley Fishburn will retire from Board service following the completion of their current terms. Therefore, Messrs. Cabiallavetta and Fishburn will not stand for re-election to the Board of Directors of Philip Morris International Inc. at the 2014 Annual Meeting of Shareholders to be held on May 7, 2014.

Philip Morris International Inc.’s press release announcing the retirement of Messrs. Cabiallavetta and Fishburn is attached as Exhibit 99.1 to Item 5.02 to this current report on Form 8-K and is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Amendments to By-Laws. On March 12, 2014, the Board of Directors of Philip Morris International Inc. amended Article II, Section 2, of the Company’s by-laws, in order to decrease the size of the Board from thirteen (13) to ten (10) members, effective immediately.

In addition, reflecting amendments to the Virginia Stock Corporation Act, the Board amended Article II, Section 6, of the Company’s by-laws, to eliminate the limitation on the power of the Board to fill vacancies resulting from an increase in the number of directors by more than 30 percent.

The amended and restated by-laws are attached hereto as Exhibit 3.1 to Item 5.02 of this current report on Form 8-K and are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits
3.1    Amended and Restated By-Laws of Philip Morris International Inc.
 99.1     Philip Morris International Inc. Press Release dated March 12, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary
DATE: March 18, 2014

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Philip Morris International Inc.
99.1	Philip Morris International Inc. Press Release dated March 12, 2014